                                                                  Exhibit 10.11

                                                  May 11, 2001

Roy D. Crowninshield, Ph.D.
11115 Burnhill Court
Fort Wayne, IN 46814

                            PERSONAL AND CONFIDENTIAL

Dear Roy:

The purpose of this letter is to summarize the terms of your compensation as of July 1, 2001 contingent upon your assuming the position of Senior Vice President and Chief Scientific Officer - Zimmer Holdings, Inc. Please note that these arrangements are supplemental to the terms and conditions of the letter agreement you received from George P. Kooluris, dated February 21, 2001. All terms and conditions presented in the February 21, 2001 letter agreement remain unchanged.

CASH COMPENSATION

Your annual base salary will be $275,000 and you will have a target bonus of 40% of base salary ($110,000). These compensation arrangements will be effective July 1, 2001.

STOCK OPTION AWARD

Effective within 30 days following the date of the spin-off of Zimmer, you will receive an option to purchase shares of Zimmer stock with an economic value at the time of grant of $410,000 using a generally accepted valuation methodology. This option will be issued under a new option and equity compensation plan (the "Zimmer Stock Incentive Plan") that will be adopted by Zimmer's Board of Directors. Your option will vest in equal installments over a period of four years provided you remain employed with Zimmer during that time, or as provided otherwise under the Zimmer Stock Incentive Plan. The exercise price will equal the fair market value of Zimmer stock at the time the option is granted.

Please contact me if you have any questions concerning the contents of this letter. My telephone number is (212) 546-3926.

Very truly yours,


Richard C. Lodato
Vice President
Global Compensation
Bristol-Myers Squibb Company

ROY D. CROWNINSHIELD, PH.D.
MAY 11, 2001
PAGE 2 OF 2


cc:  J. Raymond Elliott
     Charles G. Tharp


Roy D. Crowninshield, Ph.D.
Zimmer, Inc.

AGREED TO AND ACCEPTED:


-------------------------------


DATE:
     --------------------------